UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 639-9458

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Catalytic Solutions, Inc. (“CSI”), Engine Control Systems Limited (“ECS”) and certain other direct or indirect subsidiaries of the registrant are parties to a loan agreement with Fifth Third Bank (as amended, the “Loan Agreement”) and have previously entered into forbearance agreements with the Bank, the effect of which was to defer the obligation to pay all amounts outstanding under the Loan Agreement to January 13, 2011, subject to the terms and conditions of the forbearance agreement. On January 13, 2011, the Bank, CSI and ECS entered into an agreement (the “Letter Agreement”) pursuant to which the Bank agreed to extend the forbearance period to February 14, 2011. The Bank has agreed to further extend the forbearance period until March 14, 2011 if a satisfactory commitment letter thereafter was delivered to the Bank providing for financing commitments in amounts sufficient to pay all outstanding obligations under the Loan Agreement, provided that no default, forbearance default or event of default (as defined in the Loan Agreement and forbearance agreements) is outstanding. The Letter Agreement continues to provide that, if the Bank determines that the Company has suffered a material adverse change at any time, a default will be deemed to have occurred. During the forbearance period, the revolving credit line will continue to have a credit limit of Canadian $6.0 million and bear interest at US/Canadian Prime Rate plus 3.0 percent. The registrant subsequently delivered to the Bank a non-binding commitment letter from another financial institution with respect to an alternative financing facility. The Bank has advised the registrant that it has fulfilled the requirement to provide a satisfactory commitment letter as a condition to the extension of the forbearance period to March 14, 2011.

The above description of the material terms of the Letter Agreementis qualified in its entirety by reference to the text of the agreement, which is Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On January 20, 2011, Clean Diesel issued a press release regarding the extension of the forbearance arrangements with Fifth Third Bank and other matters. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Letter agreement, dated January 13, 2011, among Fifth Third Bank, Catalytic Solutions, Inc. and certain other direct or indirect subsidiaries of the registrant.

99.1	Press release of the registrant dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

January 20, 2011	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer and Treasurer